UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 2, 2010

NATIONAL COAL CORP.

(Exact name of registrant as specified in its charter)

Florida	0-26509	65-0601272
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8915 George Williams Road

Knoxville, Tennessee 37923

(Address of Principal Executive Offices/Zip Code)

(865) 690-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Results of Special Meeting

A special meeting of the stockholders of National Coal Corp. (the “Company” or “National Coal”) was held on December 2, 2010 (the “Special Meeting”), to vote upon the following proposals: (1) A proposal to adopt the Agreement and Plan of Merger, dated as of September 27, 2010, by and among National Coal Corp., Ranger Energy Investments, LLC (“Ranger”), and Ranger Coal Holdings, LLC, a wholly-owned subsidiary of Ranger (“Proposal One”), and (2) a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement (“Proposal Two”).

As of October 19, 2010, the record date for determining the National Coal stockholders entitled to vote on the proposals presented at the Special Meeting (the “Record Date”), there were 8,545,765 shares of National Coal common stock issued and outstanding. At the Special Meeting, the holders of 4,797,735 shares of National Coal’s issued and outstanding common stock were represented in person or by proxy, constituting a quorum. The approval of Proposal One required the affirmative vote of the holders of a majority of the outstanding shares of National Coal common stock entitled to vote at the Special Meeting in person or by proxy, in accordance with Florida law.

At the Special Meeting, Proposal One was approved by stockholders representing approximately 52% of the outstanding shares of National Coal common stock entitled to vote at the Special Meeting, in person or by proxy, as of the Record Date; therefore, the vote to approve Proposal Two was not necessary.

The final voting results for Proposal One are set forth below:

FOR	AGAINST	ABSTAIN
4,448,424	342,563	6,748

The Merger remains subject to the satisfaction or waiver of certain other closing conditions set forth in the Merger Agreement.

Item 8.01	Other Events.

On December 3, 2010, the Company issued a press release announcing the results of the Special Meeting and that the Company expects that the merger will be completed by December 15, 2010.

A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This document contains “forward-looking statements” that include information relating to future events which represent the parties’ current intentions, plans, expectations and beliefs and involve risks and uncertainties that could cause actual events to differ materially from the events described in this document, including risks or uncertainties related to the anticipated closing of the merger, as well as changes in general economic conditions, stock market trading conditions, tax law requirements or government regulation, and changes in the coal industry or the business or prospects of National Coal. Some of the factors that could cause results to differ materially from the expectations expressed in these forward-looking statements include the following: the risk that the proposed transaction may not be completed in a timely manner, if at all; the risk that a condition to closing of the proposed transaction may not be satisfied; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; risks related to the successful offering of the combined company’s products and services; the risk that the anticipated benefits of the merger may not be realized; and other risks that may impact National Coal’s businesses, some of which are discussed in the National Coal’s reports filed with the Securities and Exchange Commission (the “SEC”) under the caption “Risk Factors” and elsewhere, including, without limitation, National Coal’s 10-K for the year ended December 31, 2009 and 10-Qs for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010. Copies of National Coal’s filings with the SEC can be obtained on their website, or at the SEC’s website at www.sec.gov. You can also obtain National Coal’s reports through its website at http://www.nationalcoal.com. Any forward-looking statement is qualified by reference to these risks, uncertainties and factors.

If any of these risks or uncertainties materializes, the merger may not be consummated, the potential benefits of the merger may not be realized, the operating results of National Coal could suffer, and actual results could differ materially from the expectations described in these forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. These risks, uncertainties and factors are not exclusive, and National Coal undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this document.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

99.1	Press release issued by National Coal Corp., dated December 3, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL COAL CORP.

Date: December 8, 2010	By:	/S/ LES WAGNER
Les Wagner
Interim Chief Financial Officer

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